Exhibit (c)(vii)

Morgan Stanley Presentation to the Board of Directors Project Creedence January 18, 2024

Morgan Stanley SECTION 1 Situation Overview 2

Morgan Stanley Summary of Proposed Key Terms Subject to Ongoing Negotiation and Execution of Definitive Agreements • Following a series of Buyer negotiations between • Funds affiliated with Python Real Estate together with Python Real Estate Income Trust, Inc. Python and representatives of Morgan Stanley, Python Offer • Acquisition of all outstanding Creedence common stock for USD $11.25 per share verbally communicated a revised offer price of $11.25 per common share Structure • 100% cash on 1/16/24 Financing • No financing contingency Approvals • Python Investment Committee approved Dividends • Creedence shareholders received payment of dividend on January 15, 2024 • No further dividend payments thereafter Deal Protections • No-shop provision with a two-tier Company Termination Fee of 1.75% and 3.50% of Equity Value (assuming the exchange of all preferred units), with first cut-off date being the 45th day following signing of the Arrangement Agreement • Reverse Termination Fee, equal to 15% of Equity Value (assuming the exchange of all preferred units), is the sole and exclusive remedy to Creedence Buyer Advisors • Legal: Simpson Thacher and Davies • Tax and Accounting: Deloitte • Financial: Bank of America, Deutsche Bank, Wells Fargo Conditions • Definitive agreement will not be subject to any other material conditions other than customary closing conditions PROJECT CREEDENCE SITUATION OVERVIEW 3

Morgan Stanley Implied Transaction Valuation Summary At Current Trading Price of Creedence Common Stock and the Python Final Offer Price Transaction Value Summary (1) • The table herein shows the $MM, Unless Otherwise Indicated Current Python Offer (1/16/24) implied valuation multiples As of 1/16/2024 Metric $8.95 $11.25 and premium / (discount) to Reference Statistics NAV based on % Premium to 52 Week High (07/27/23) $9.56 (6.4%) 17.7% management and % Premium to Current $8.95—25.7% consensus median % Premium to 30-Day VWAP (2) $8.79 1.8% 28.0% estimates and relative to % Premium to 60-Day VWAP (2) $8.13 10.0% 38.3% both the current trading % Premium to 90-Day VWAP (2) $7.90 13.3% 42.4% Fully Diluted Shares Outstanding (3) 311.0 311.6 price of Creedence common stock and the Equity Value 2,784 3,506 Python offer price Plus: Total Pro-Rata Debt (4) 3,234 3,234 Plus: Convertible Preferred (3) — -Plus: NCI 3 3 Less: Cash (5) (87) (87) Aggregate Value 5,934 6,656 NAV Statistics % Premium to Consensus NAV (6) $11.86 (25%) (5%) % Premium to Creedence Mgmt. NAV (7) $11.22 (20%) 0% Implied SFR Cap Rate—Creedence Mgmt. NAV (8) 334.9 6.4% 5.6% Sources: S&P Capital IQ, Company Information, Broker Research Valuation Multiples—Creedence Management Estimates Notes: (9) 316.8 18.7x 21.0x 1. Market data as of January 16, 2024. Creedence share 2024E EBITDAx count based on latest information provided by 2024E FFOx $0.60 15.0x 18.9x Creedence (1/18/24). Other balance sheet figures per projected Creedence balance sheet as of December 2025E FFOx $0.66 13.6x 17.0x 31, 2023 2. VWAP calculated by taking daily VWAP over the prior 2024E AFFOx $0.48 18.8x 23.6x 30, 60 and 90 trading days, weighted by daily volume (daily VWAP and volume per S&P Capital IQ) 2025E AFFOx $0.54 16.6x 20.9x 3. FDSO includes dilutive impact of convertible preferred, refer to page 19 4. Total debt consists of Creedence’s pro-rata share of Valuation Multiples—Consensus Estimates debt of consolidated entities, inclusive of Canadian multifamily and residential development, and is gross 2024E EBITDAx 322.4 18.4x 20.6x of amortization of debt discounts and transaction costs 5. Reflects pro-rata unrestricted cash 2024E FFOx $0.60 14.9x 18.7x 6. Median analyst research NAV estimates as of January 16, 2024 (see page 11 for more details) 2025E FFOx $0.69 13.0x 16.3x 7. Creedence Mgmt. NAV as of 12/31/23 per management estimates 2024E AFFOx $0.48 18.6x 23.4x 8. Implied SFR Cap Rate based on 4Q 2023 stabilized NOI run-rate per management 2025E AFFOx $0.54 16.5x 20.8x 9. Represents 2024E Adj. EBITDAre per management estimates PROJECT CREEDENCE SITUATION OVERVIEW 4

Morgan Stanley Creedence Historical Five-Year Trading Performance • Over the past several years, Total Shareholder Returns Creedence has taken Indexed to 100; Since January 15, 2019 numerous steps to deliver outsized growth, streamline its Total Shareholder Return (%) business, de-lever and Last 5-Yrs Last 3-Yrs LTM Last 60-Days US IPO (2) improve trading performance, 250 Creedence 36.4% 12.9% 8.7% 28.6% including two major strategic SFR Peers (1) 83.4% 23.3% 11.6% 7.9% First Fed Rate Hike (3) transactions (PIPE and U.S. RMZ 34.7% 21.8% 6.3% 19.6% listing); these steps coincided 230 with outperformance which S&P 500 98.8% 32.5% 21.1% 12.6% peaked in early 2022 Fed signals three rate cuts in 2024 (4) • Once the Fed began 210 increasing interest rates in March 2022, market +99% receptivity to external growth 190 stories (those requiring +83% external capital) changed and focus on balance sheet Python Final Offer (January 16, 2024): 170 amplified. This environment +62% Implied TSR has likely had an outsized effect on Creedence’s higher- 150 leverage / high-growth strategy, impacting its cost of +36% capital and ability to fund +35% continued growth 130 • Markets rose materially during 4Q 2023 with Fed 110 commentary signaling potential of future rate cuts beginning in 2024; Creedence 90 has outperformed the broader REIT index and SFR Peers during this time period 70 • At the Final Offer Price, the L&B Presentation implied five-year total (10/17/23, $7.05 / Sh) (5) shareholder return of 50 Creedence common stock Jan-19 Jun-19 Nov-19 Apr-20 Sep-20 Feb-21 Jul-21 Dec-21 May-22 Oct-22 Mar-23 Aug-23 Jan-24 would be ~62%, versus 35% for the RMZ index Creedence SFR Peers(1) MSCI US REIT (RMZ) S&P 500 Rate Hikes Sources: S&P Capital IQ 3. Fed first rate hike on March 15, 2022 Notes: 4. Based on FOMC meeting concluding on December 13, 2023 1. SFR Peers is a simple average of INVH and AMH 5. L&B Presentation on October 17, 2023 and disclosed during market hours; $7.05 share price 2. IPO of common shares in the US priced on October 6, 2021 based on prior close on October 16, 2023 PROJECT CREEDENCE SITUATION OVERVIEW 5

Morgan Stanley SECTION 2 Financial Analysis 6

Morgan Stanley Management Business Plan Based Upon Management Projections Provided to Morgan Stanley by Creedence (1) Projected Financials – Management Case $MM, Unless Otherwise Indicated Management Projections Year 2024E 2025E 2026E 2027E 2028E 24-28E CAGR Revenue from Rental Properties 479 496 543 597 641 7.5% Direct Operating Expenses (161) (171) (191) (198) (209) 6.7% Net Operating Income From Single-Family Rental Properties 318 325 351 399 432 8.0% (+) Core FFO from Fees 78 106 204 125 122 (+) Core FFO from Canadian Multifamily Rental (2) 5 11 13 23 34 (+) Core FFO from U.S. Residential Developments (3) 23 20 15 12 15 (+ / -) Other (Expenses) Income 6 2 (0) (1) (1) (-) Corporate Overhead (112) (125) (167) (140) (153) Adjusted EBITDAre (4) 317 339 416 418 449 9.1% (+ / -) Non-Cash Adjustments to U.S. Residential Developments (3) (9) 11 20 16 18 (-) Recurring Capex + Corporate Office Capex (52) (45) (47) (49) (52) (-) Tax Expense (5) (3) (3) (3) (3) (-) Net Acquisitions / Investment (5) (202) (283) (276) (289) (132) (+) SFR JV-4 Distribution Proceeds (6) 470 — — — —(+ / -) Other Costs (7) (30) (13) (16) (14) (5) Unlevered Cash Flow (4) 490 6 94 79 274 (+) SFR JV-4 (Recap) Financing Proceeds (6) 253 — — — -(-) Total Interest Expense (8) (128) (130) (143) (167) (190) (+ / -) Debt Issuance / (Repayment) (9) (403) 106 136 93 43 Levered FCF 213 (18) 88 5 127 (-) Dividend Payments—Preferred Stock (17) (17) (17) (17) (17) (-) Dividend Payments—Common Stock (59) (59) (59) (59) (59) Levered FCF Post-Dividends 137 (95) 12 (71) 51 Memo: FFO / Sh $0.60 $0.66 $0.86 $0.79 $0.81 7.9% AFFO / Sh $0.48 $0.54 $0.73 $0.66 $0.67 8.9% Pro-Rata Net Debt (Stabilized Properties) (10) 2,482 2,670 2,916 3,238 3,272 Total Proportionate Net Leverage (LQA) (10) 7.1x 7.3x 7.2x 7.3x 6.8x Source: Management Projections Notes: 6. Equity portion of proceeds from SFR JV-4 recapitalization transaction reflected in distribution proceeds; debt portion of 1. As per management projections provided by Creedence to Morgan Stanley on January 4, 2024 proceeds reflected in financing proceeds 2. Adjusted to include an add-back for pro-rata interest expense (which is expensed below Adjusted EBITDAre) 7. Other costs includes working capital, non-recurring costs, corporate transactions costs, and ~$3MM 2024E G&A adjustment of 3. Core FFO from U.S. Residential Developments utilizes a non-cash accounting methodology; non-cash adjustments made non-cash amortization expense below Adjusted EBITDAre to reflect actual segment cash flow 8. Total interest expense includes interest expense on wholly-owned / JV debt, and pro-rata interest expense in Canadian 4. Adjusted EBITDAre and Unlevered Cash Flow differ from corresponding lines shown on page 16 primarily due to non-cash Multifamily Rental adjustments, G&A synergies, corporate office capex adjustments, and removal of interest earned on cash balance 9. Debt issuance / (repayment) includes SFR debt refinancing / acquisition, SFR acquisition financing proceeds, and Canadian 5. Net acquisitions / investment includes SFR ongoing acquisitions and initial reno, SFR wholly-owned acquisitions, SFR multi-family rental financing proceeds (repayment), and cash from corporate credit facility disposition proceeds, Canadian multi-family rental developments, THPAS JV-1, THPAS JV-2, deferred reno and VEC 10.Represents pro-rata net debt for stabilized properties as per management projections PROJECT CREEDENCE FINANCIAL ANALYSIS 7

Morgan Stanley Summary of Reference Points and Approaches to Valuation Type Description 1 Trading Performance • Market valuation of shares over the past twelve months, including volume weighted average prices over the last 30, 60, and 90 trading days Points 2 Research Price Targets • Examines undiscounted price targets of equity research analysts; generally a forward-looking metric Reference 3 • Examines net asset value per share estimates of equity research analysts; represents an estimation of Creedence’s private market valuation Research NAV per • Based on available disclosures in research reports, Morgan Stanley has identified only one research analyst that factors in Creedence’s deferred tax Share Estimates liability in their NAV per share estimate. Such liability is not accounted for in valuation analyses contained herein as a buyer may potentially be able to structure a transaction in a tax-efficient manner 4 • Going-concern methodology based on median of research analyst estimates for unlevered and levered trading metrics (e.g., P / FFO, P / AFFO, AV / EBITDA, and P / (D) to NAV) of selected peers Comparable Trading • Examined a wider set of residential real estate companies prior to narrowing down to selected peers INVH and AMH based on similarity of business Value strategy and portfolio characteristics • Applied metrics adjusted to reflect Creedence’s historical trading discount to peers arising from its relatively higher leverage, business complexity, relative joint venture exposure and associated control / governance implications on JV assets, corporate structure and domicile, among other factors 5 • Going-concern methodology that reflects management-provided projections of cash flows, dividends per share, and expected capital structure Dividend Discount • Terminal value calculated based on a range of multiples applied to NTM Core FFO per Share Valuation Model • Discount rate range derived from CAPM model to 6 • Estimated value based on precedent premiums paid across public market, all-cash transactions involving U.S. and Canadian residential real estate Precedent Premiums companies Approaches Paid • Selected all-cash U.S. and Canadian residential transactions since 2015 with a transaction value above $1Bn • Premiums calculated relative to unaffected target share prices 7 • Estimated value that a buyer could pay in order to achieve necessary return thresholds (target range of 15% to 20% gross levered IRRs) • Assumes incremental leverage raised through the refinancing of existing wholly-owned portfolio loans and new debt issuance on unencumbered Cash Levered Buyer homes Analysis • Financing assumptions for incremental leverage based on feedback from capital markets desk, informed by recent SFR transactions (new issues and secondary trading levels), among other factors PROJECT CREEDENCE FINANCIAL ANALYSIS 8

Morgan Stanley Illustrative Valuation Summary Creedence Price per Share | Projections as Provided by Management (Jan. 4, 2024) | Market Data as of Jan. 16, 2024 | Projected Balance Sheet as of Q4 2023 $ / Sh in USD, Unless Otherwise Indicated Current Python Final Offer (January 16, 2024) = $8.95 (January 16, 2024) = $11.25 30-Day VWAP (6): $8.79 1 Trading Performance $6.53 $9.56 60-Day VWAP (6): $8.13 52-Week Low (10/23/2023): $6.53 90-Day VWAP (6): $7.90 Points 52-Week High (7/27/2023): $9.56 Median: $10.00 2 Research Price Targets (1) $8.17 $11.06 Undiscounted Forward Price Targets Reference Bottom Quartile: $10.28 Median: $11.86 Top Quartile: $12.65 3 Research NAV per Share Estimates (1) $10.00 $13.25 Creedence Mgmt. NAV: $11.22 4 Comparable Trading Value (2) Note: Based on available P / 2024E FFO (13.6x—15.6x) $8.09 $9.28 disclosures in reports, MS has identified only one analyst that P / 2025E FFO (12.6x—14.6x) $8.31 $9.63 factors in Creedence’s deferred tax liability in their NAV per share P / 2024E AFFO (18.2x—20.2x) $8.69 $9.64 estimate – such liability is not accounted for in valuation analyses Values P / 2025E AFFO (17.2x—19.2x) $9.29 $10.37 contained herein Intrinsic AV / 2024E Adj. EBITDAre (18.2x—20.7x) $8.41 $10.94 % Premium / (Discount) to Cons. NAV ((27%)—(22%)) $8.65 $9.24 5 Dividend Discount Model (3) Cost of Equity (11.2%—13.2%) $7.43 $9.00 Terminal NTM FFO Multiple (13.6x—15.6x) Precedent Premiums Paid (4) $12.26 6 $10.03 Quartile % Premiums of Selected All-Cash Resi Values RE Transactions (12.1%—37.0%) on Cash Levered Buyer Analysis (5) Range with % PrivateCo G&A 7 $8.70 $11.74 • Target IRR (15.0%—20.0%) Savings Sensitivity • Exit Cap Rate (5.50%—6.00%) $11.26 Transacti • % PrivateCo G&A Savings (14%—50%) • New debt / refinanced debt at 6.25% fixed rate $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 Sources: Company Information, Broker Research, S&P Capital IQ Notes: 1. Median of broker price targets and NAV / share estimates available as of January 16, 2024 (see page 11) transactions (since 2015, >$1Bn transaction size). Premiums based on unaffected share prices as of the date prior to stock 2. SFR peer median trading multiples consists of INVH and AMH; applied multiples are adjusted based on last three-year being affected by rumors of any merger / acquisition related news. Quartile % premiums applied to current Creedence share average historical trading discount of Creedence compared to the SFR peers’ levels (see pages 12 and 22 for more details); price as of January 16, 2024 (see page 14 for more details) ranges applied to Creedence FFO / share, AFFO / share, and Adj. EBITDAre per Creedence projections, and Creedence NAV 5. Exit cap rate range applied to terminal NOI of SFR and THPAS JVs, refer to page 15 for associated exit valuation assumptions per share based on median of analyst research estimates (see page 11 for more details) of adjacent businesses 3. Terminal value based on terminal multiple range applied to terminal year (’28E) FFO (see page 13 for more details) 6. VWAP calculated by taking daily VWAP over the prior 30, 60 and 90 trading days, weighted by daily volume (daily VWAP and 4. Represents bottom quartile to top quartile premiums paid in select U.S. and Canadian all-cash residential precedent volume per S&P Capital IQ) PROJECT CREEDENCE FINANCIAL ANALYSIS 9

Morgan Stanley 1 Creedence Share Price Performance and Reference Points Last Twelve Months • Over the past 12 months Creedence Share Price Performance (1) Creedence common stock price has traded between $6.53 and $ / Share $9.56 • On 10/17/23 during market hours, $12.00 Jonathan Litt of Land & Buildings presented at the 13D Active- Passive Investor Summit in New Python Final Offer (January 16, 2024): $11.25 York, where he described Creedence as a substantially undervalued investment (the $11.00 presentation was subsequently disclosed on the same day) – On this day, Creedence’s share price outperformed SFR peers by ~380bps. However, given the short-lasting impact $10.00 of such outperformance (within three trading days, that 52 Week High: $9.56 outperformance had fully dissipated) as well as numerous other contributing Current (1): factors in the market $9.00 $8.95 movements during Q4 2023, 30-Day VWAP: we reference herein the Python $8.79 offer price premium relative to Creedence’s current share 60-Day VWAP: price without an adjustment for the activist involvement $8.00 $8.13 90-Day VWAP: $7.90 Trading Ranges for Creedence (1) $ / Share Python Offer $7.00 Metric Premium Current (1) $8.95 25.7% 52 Week Low $6.53 72.4% $9.56 17.7% 52 Week Low: $6.53 52 Week High 30-Day VWAP (2) $8.79 28.0% $6.00 60-Day VWAP (2) $8.13 38.3% Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 90-Day VWAP (2) $7.90 42.4% Sources: S&P Capital IQ Notes: 1. Market data as of January 16, 2024 2. VWAP calculated by taking daily VWAP over the prior 30, 60 and 90 trading days, weighted by daily volume (daily VWAP and volume per S&P Capital IQ) PROJECT CREEDENCE FINANCIAL ANALYSIS 10

Morgan Stanley 2 3 Analyst Research Estimates Price Targets and Net Asset Value per Share Estimates • Table herein shows price Analyst Research Estimates (1)(2) targets and NAV per share As of January 16, 2024 estimates from all equity research analysts who Broker Date NAV Price Target actively cover Creedence Broker 1 1/8/24 $13.25 $11.00 – Analyst research price Broker 2 1/8/24 $12.00 $10.00 targets range from $8.17 Broker 3 1/7/24 $10.00 $10.00 to $11.06 – Analyst NAV per share Broker 4 1/2/24 $12.70 $10.50 estimates range from Broker 5 1/2/24 N/A $11.00 $10.00 to $13.25 (2) Broker 6 12/21/23 $12.51 $9.50 Broker 7 11/21/23 N/A $9.00 Broker 8 11/9/23 $11.05 $10.00 Broker 9 11/8/23 N/A $11.06 Broker 10 11/8/23 $11.71 $9.28 Broker 11 11/8/23 $10.02 $8.17 Broker 12 11/7/23 N/A $9.25 Broker 13 11/7/23 N/A $10.50 Median $11.86 $10.00 High $13.25 $11.06 Low $10.00 $8.17 Source: S&P Capital IQ, Broker Research Note: 1. Price targets and NAV per share estimates in CAD are converted to USD based on spot FX rate of 0.742x as of January 16, 2024 2. Includes NAV per share estimates that are published in research reports and picked up in consensus figures PROJECT CREEDENCE FINANCIAL ANALYSIS 11

Morgan Stanley 4 Comparable Companies Trading Multiples Market Data as of January 16, 2024; Creedence Balance Sheet Data as of Q4 2023E, Peers Balance Sheet as of 3Q 2023 Select Public Company Comparables $MM, Unless Otherwise Indicated (2) (2) (2)(3) (2) FFOx AFFOx AV / EBITDA Cons. NAV Green Street NAV Share Equity Prem. / Applied Implied Prem. / (1) AV (3) 2024E 2025E 2024E 2025E 2024E Price ($) Value (Disc.) Cap Rate Cap Rate (Disc.) SFR A B C D E F 1 AMH 35.29 14,656 19,283 20.1x 19.1x 22.6x 21.4x 21.4x (5%) 4.8% 5.6% (18%) 2 Invitation Homes 33.54 20,646 28,379 17.8x 17.1x 21.2x 20.2x 19.2x (5%) 4.6% 5.8% (26%) SFR Median 18.9x 18.1x 21.9x 20.8x 20.3x (5%) 4.7% 5.7% (22%) Creedence—Consensus Median 8.95 2,784 5,934 14.9x 13.0x 18.6x 16.5x 18.4x (25%) NA NA NA Creedence—Mgmt. Estimates 8.95 2,784 5,934 15.0x 13.6x 18.8x 16.6x 18.7x (20%) NA NA NA Comparables Implied Valuation $ / Share, Unless Otherwise Noted SFR Multiple Range Applied Multiple on Creedence Share Price Implied Creedence Share Price (6) Applied Valuation Methodology (4) Low High (5) Low High Low High Discount A 2024E FFOx 18.0x 20.0x (4.4x) 13.6x 15.6x $8.09 $9.28 B 2025E FFOx 17.0x 19.0x (4.4x) 12.6x 14.6x $8.31 $9.63 C 2024E AFFOx 21.0x 23.0x (2.8x) 18.2x 20.2x $8.69 $9.64 D 2025E AFFOx 20.0x 22.0x (2.8x) 17.2x 19.2x $9.29 $10.37 E 2024E EBITDAx 19.0x 21.5x (0.8x) 18.2x 20.7x $8.41 $10.94 F % Premium to Cons. NAV (10%) (5%) (17%) (27%) (22%) $8.65 $9.24 Sources: Company Filings, S&P Capital IQ, Green Street Advisors Notes: 1. Includes shares and operating partnership units 2. Consensus median FFO / share, AFFO / share, and EBITDA estimates per S&P Capital IQ; consensus median of NAV per share per S&P Capital IQ for peers and based on median of analyst research estimates for Creedence (see page 11 for more details) 3. Aggregate Value includes share of JV debt; AV / EBITDA includes share of JV EBITDA and JV debt 4. Utilizes Creedence FFO / share, AFFO / share, and Adj. EBITDAre per Creedence projections, and utilizes Creedence NAV per share based on median of analyst research estimates (see page 11 for more details) 5. Applied discount based on last three-year average historical trading discount of Creedence compared to its SFR peers (AMH and INVH) trading levels (see page 22 for more details) 6. Based on current Creedence share price as of January 16, 2024 PROJECT CREEDENCE FINANCIAL ANALYSIS 12

Morgan Stanley 5 Dividend Discount Model • Illustrative valuation date as of Dividend Discount Model Analysis December 31, 2023 $MM, Unless Otherwise Indicated • Assumes mid-year discounting Management Projections and four-year projection period Year 2024E 2025E 2026E 2027E 2028E 24-28E CAGR • Terminal value calculated by (1) applying adjusted NTM FFOx Core FFO / Share $0.60 $0.66 $0.86 $0.79 $0.81 7.9% multiple range based on SFR (2) Dividend / Share $0.23 $0.23 $0.23 $0.23 peers on ‘28E Core FFO as per management projections Implied FFO Payout Ratio 39% 35% 27% 29% • Dividend Discount Analysis implies a value per Discounted Dividend / Share $0.22 $0.20 $0.17 $0.16 Creedence share of $7.43—$9.00 (assumes CoE range of 11.2%—13.2% and terminal Total Present Value of Dividends A $0.74 NTM FFOx multiple range of 13.6x—15.6x on Core FFO, Creedence Implied Share Price Cost of Equity vs. Terminal NTM FFOx Multiple consistent with range applied $MM, Unless Otherwise Indicated Impact of Terminal NTM FFOx Multiple on Implied Share Price on page 12) Terminal Multiple (NTM FFOx) 14.6x Implied Share Price Cost of Equity (3) 12.2% Terminal Cost of Equity (1) NTM FFOx 2028E Core FFO / Share $0.81 Multiple 11.2% 11.7% 12.2% 12.7% 13.2% Terminal Share Price $11.79 15.6x $9.00 $8.85 $8.70 $8.56 $8.41 Present Value of: 15.1x $8.74 $8.59 $8.45 $8.30 $8.17 A Dividends $0.74 14.6x $8.48 $8.33 $8.19 $8.05 $7.92 Terminal Share Price $7.45 14.1x $8.21 $8.07 $7.94 $7.80 $7.67 Implied Share Price $8.19 Discount to Current Share Price of $8.95 (4) (8.5%) 13.6x $7.95 $7.81 $7.68 $7.55 $7.43 Source: Company Filings, Management Projections, S&P Capital IQ Notes: 1. Core FFO / Share based on management projections; 2026E FFO includes ~$179MM of one-time performance fee income from SFR JV-1 promoted interest 2. Constant quarterly dividend of $0.058 / share as per management projections 3. Cost of equity based on CAPM model assuming 6.0% Morgan Stanley estimated market risk premium, 4.1% spot rate 10-year U.S. Treasury as of January 16, 2024, and 1.35 long-term predicted U.S. Barra beta as of January 16, 2024 4. Creedence current share price as of January 16, 2024 PROJECT CREEDENCE FINANCIAL ANALYSIS 13

Morgan Stanley 6 Precedent Transactions – Premiums Paid All-Cash Residential Transactions Select U.S. and Canadian All-Cash Residential Transactions Since 2015, Greater than $1Bn (1) • An evaluation of selected Transaction Premium to Unaffected U.S. and Canadian all-cash Announcement Date Acquiror Target Property Type Consideration (2) Size ($Bn) Share Price residential precedent 19-Apr-22 Blackstone American Campus Communities Student Housing 100% Cash 12.8 30.3% transactions since 2015 16-Feb-22 Blackstone Preferred Apartment Communities Multifamily 100% Cash 5.8 39.2% have a median premium of 22.7% 19-Oct-20 Ares, Pretium Front Yard Residential SFR 100% Cash 2.5 63.2% 20-Feb-20 Starlight, Kingsett Capital Northview Apartment REIT Multifamily 100% Cash 4.9 11.5% (3) 18-Jul-19 Cortland Partners Pure Multi-Family REIT Multifamily 100% Cash 1.2 22.9% 25-Jun-18 Greystar Real Estate Partners Education Realty Trust, Inc. Student Housing 100% Cash 4.6 13.6% 4-Jul-17 Greystar Led Group Monogram Residential Trust, Inc. Multifamily 100% Cash 3.0 22.4% 27-Feb-17 Tricon Capital Group Inc. Silver Bay Realty Trust Corp. SFR 100% Cash 1.4 19.4% 19-Jan-17 Starwood Capital Group Milestone Apartments Multifamily 100% Cash 2.9 8.6% 16-Oct-15 Harrison Street Campus Crest Communities Student Housing 100% Cash 1.9 23.6% 22-Jun-15 Lone Star Funds Home Properties, Inc. Multifamily 100% Cash 7.6 9.2% 22-Apr-15 Brookfield Asset Management Inc. Associated Estates Realty Corporation Multifamily 100% Cash 2.5 65.1% Top Quartile 37.0% Median 22.7% Bottom Quartile 12.1% Precedent Transactions Analysis Implied Valuation Creedence Creedence Implied Share Price # of Transactions Bottom Quartile Median Top Quartile Share Price (4) Min Median Max Select All- Cash 12 12.1% 22.7% 37.0% $8.95 $10.03 $10.98 $12.26 Residential Transactions Sources: Company Filings, DealPoint, S&P Capital IQ Notes: 1. Includes most relevant all-cash residential transactions since 2015 2. Unaffected date reflects date prior to stock being affected by rumors of any merger / acquisition related news (including through activism or a publicly-disclosed unsolicited offer) 3. Value shown in Canadian Dollars as of respective deal announcement 4. Creedence share price as of January 16, 2024 PROJECT CREEDENCE FINANCIAL ANALYSIS 14

Morgan Stanley 7 Illustrative Levered Buyer Analysis As of December 31, 2023 • Illustrative Levered Buyer • Illustratively assumes that transaction closes on 12/31/2023 Analysis estimates value that • 5-year hold period with exit on 12/31/2028 a buyer could pay in order to Projection • Projections per management as of 1/4/2024 achieve certain return Assumptions • Assumes public company G&A savings of $15MM in Year 1 with savings growing at 5% annually, as per thresholds management guidance • This analysis assumes a target return range of 15.0%- 1 • Assumes transaction costs of $125MM and debt issuance costs of 2% on new / refinanced debt 20.0% levered IRRs for the (~$33MM) buyer 2 • Of the existing ~$3.1Bn of Creedence debt (net of revolving credit facility), ~$2.1Bn is assumed by the buyer and the remaining ~$1.0Bn is refinanced at a higher LTV – Assumes revolving credit facility balance of ~$170MM paid-off at entry Capitalization – 3 Loans refinanced (term loan and securitizations 2018-1, 2020-2) assume 65% LTV (~$1.5Bn of Assumptions proceeds) and a 6.25% fixed rate (4) 4 • Incremental $181MM of secured debt assumed raised on unencumbered SFR assets at a 6.25% fixed Sources and Uses (1) rate (4) $MM, unless otherwise noted – New debt sized based on a 5.75% cap rate applied to 2024E unencumbered NOI of $16MM ($0.3Bn GAV), at 65% LTV Sources • Assumes revolver spread of 3.07% over SOFR, in-line with Creedence’s existing revolving credit facility Unrestricted Cash 87 1% Assumed U.S. Debt 1,825 28% • Terminal value calculated using a Sum-Of-The-Parts approach based on the following assumptions (see 2 Assumed Canadian Debt 249 4% page 16 for the calculation): – SFR and THPAS-JVs: Exit cap rate of 5.75% applied to stabilized 2029E forward NOI. 2029E based 4 New Secured 181 3% on an assumed terminal growth rate of 4.0% 3 Refinanced Debt 1,469 23% – Legacy-for-Sale Housing: DCF of remaining cash flows of the developments as provided by Sponsor Equity 2,673 41% management, discounted at 20% Exit Total Sources 6,482 100% – Canadian Multifamily: Exit cap rate of 4.0% applied to stabilized 2029E forward NOI for stabilized Assumptions properties (assumed terminal growth rate of 4.0%), and 2028E IFRS book value per management Uses model for the development / lease-up properties Equity 2,746 42% – JV AM and Leasing Fees: 10.0x multiple applied to 2029E fees and assumes 25% margin. 2029E Preferred Equity (2) 345 5% based on an assumed terminal growth rate of 3.0% (3) – JDC Stake: 9.0x multiple applied to Creedence share of 2029E FFO from Johnson Development Gross Debt 3,234 50% Company. Assumed terminal growth rate of 3.0% 1 Transaction Costs 125 2% Issuance Costs 33 1% Source: Management Projections, Company Filings Notes: Total Uses 6,482 100% 1. Based on target levered return of 17.5% (midpoint of 15.0-20.0% range); Balance sheet items based on Q4’23E as per management projections 2. Total value of preferred equity is the greater of liquidation preference plus change of control redemption premium plus accrued distributions (~$344.7MM) or total number of shares received if converted at $8.50 strike price (~34.7MM shares) multiplied by total offer price (~$344.9MM based on 17.5% target IRR), refer to page 19 for more detail 3. Total debt consists of Creedence’s pro-rata share of debt of consolidated entities, inclusive of Canadian multifamily and residential development, and is gross of amortization of debt discounts and transaction costs 4. Secured debt interest rate informed by recent securitizations and capital markets deals (TCN 2023-SFR2, PROG 2023-SFR2, AMSR 2023-SFR3) and secondary trading levels PROJECT CREEDENCE FINANCIAL ANALYSIS 15

Morgan Stanley 7 Illustrative Levered Buyer Analysis (Cont’d) • Illustrative Levered Buyer Levered Cash Flows Analysis implies a value per Terminal NOI assumes 4.0% $MM, Unless Otherwise Indicated growth over ’28E based on Creedence share of $8.70—management guidance ‘24—‘28 $11.26 Year Entry 2024 2025 2026 2027 2028 Terminal CAGR – Assumes SFR exit cap rate of SFR NOI 318 325 351 399 432 451 8.0% 5.50%-6.00% and target (-) Corporate Overhead (7) (109) (125) (167) (140) (153) levered IRR of 15.0%-20.0% (+) G&A Synergies 15 16 17 17 18 (+) Core FFO from Fees 78 106 204 125 122 (+) Core FFO from Canadian Multifamily Rental 2 5 7 15 21 (+) Legacy For-Sale Housing Cash Flow 15 31 35 28 33 (+ / -) Other Income / (Expense) (8) 0 (0) 2 4 7 EBITDA (9) 318 358 449 448 480 10.9% (-) Net Acquisitions / Investment / Capex / Working Capital (240) (302) (298) (311) (146) (-) Maintenance Capex (37) (38) (40) (42) (44) (+) JV-4 (Recap) Distribution Proceeds (10) 470 — — — -(-) Income Tax Expense (5) (3) (3) (3) (3) Entry (6,482) — — — — — —(+) Balance Sheet Cash 87 — — — — — —Terminal Value Summary Exit—Terminal Values — — — — — — 9,014 $MM, Unless Otherwise Indicated Exit Costs — — — — — — (125) (9) SFR (1) (2) 7,850 Unlevered Cash Flow (6,395) 507 16 108 93 287 8,889 THPAS-JV (1) 128 (-) Net SFR Interest Expense — (185) (215) (228) (243) (250) -Legacy For-Sale Housing (3) 43 (+ / -) Other Items — (0) (3) (7) (18) (26) -Canadian MFR (2) (4) 787 (+) Debt Issuance / (Paydown) 3,722 384 168 211 136 52 (4,465) JV AM and Leasing Fees (5) 147 Levered FCF—Before RCF (2,673) 705 (35) 83 (31) 64 4,424 JDC Stake (6) 58 (+) RCF Draw / (Paydown) — — 35 (35) 31 (31) —Terminal Value 9,014 Levered Free Cash Flow (2,673) 705 — 49 — 33 4,424 Source: Company Filings, Management Projections, S&P Capital IQ Notes: 1. Based on an assumed exit cap rate of 5.75% applied to stabilized 2029E forward NOI. 6. Based on assumed terminal growth rate of 3.0% and 9.0x multiple applied to Creedence Assumed terminal growth rate of 4% (midpoint of management estimate of 3-5%) share of FFO from Johnson Development Company 2. Gross asset value shown for SFR & Canadian MFR 7. 2024E corporate overhead excludes ~$3MM of non-cash amortization expense 3. Based on DCF of remaining cash flows as provided by management, discounted at 20% 8. Includes Other Income / (Expense) as well as NOI and Leasing Commissions / G&A from 4. Based on an assumed exit cap rate of 4.0% applied to stabilized 2029E forward NOI at exit THPAS JVs for stabilized properties (4.0% assumed terminal growth rate), and 2028E IFRS book value 9. EBITDA and Unlevered Cash Flow differ from corresponding lines shown on page 7 primarily per management projections for development / lease-up properties due to non-cash adjustments, G&A synergies, corporate office capex adjustments, and 5. Value of JV AM and leasing fees based on a 10.0x multiple applied to 2029E fees and removal of interest earned on cash balance assumes 25% margin and 3.0% terminal growth rate 10.Represents proceeds from JV partner’s equity investment and portion of debt PROJECT CREEDENCE FINANCIAL ANALYSIS 16

Morgan Stanley 7 Illustrative Levered Buyer Analysis (Cont’d) Implied Share Price at Various Sensitivity Levels Target Return vs. SFR / THPAS-JV Exit Cap Rate Target Return vs. Canadian MFR Exit Cap Rate Impact of SFR / THPAS-JV Terminal Cap Rate on Implied Share Price Impact of Canadian MFR Terminal Cap Rate on Implied Share Price Implied Share Price Implied Share Price SFR / THPAS Target 5-Yr Levered Returns Canadian Target 5-Yr Levered Returns Exit Cap MFR Exit Rate (%) 15.0% 17.5% 20.0% Cap Rate (%) 15.0% 17.5% 20.0% (2) 5.50% $11.26 $10.45 $9.71 3.50% $10.94 $10.16 $9.43 5.75% $10.67 $9.93 $9.19 4.00% $10.67 $9.93 $9.19 6.00% $10.14 $9.39 $8.70 4.50% $10.47 $9.72 $9.00 Target Return and Exit Cap Rate are Drivers of Selected Range in Football Field on page 9 Target Return vs. % Private Company G&A Savings (1) Target Return vs. LTV on New / Refinanced Debt Impact of % Private Company G&A Savings on Implied Share Price Impact of LTV on New / Refinanced Debt on Implied Share Price Implied Share Price Implied Share Price % Private Target 5-Yr Levered Returns LTV on New Target 5-Yr Levered Returns Company / Refinanced G&A 15.0% 17.5% 20.0% Debt 15.0% 17.5% 20.0% Savings 50% $11.16 $10.39 $9.68 65% $10.67 $9.93 $9.19 32% $10.92 $10.15 $9.43 60% $10.57 $9.78 $9.01 14% $10.67 $9.93 $9.19 55% $10.46 $9.63 $8.84 Notes: 1. Represents G&A savings as a private company expressed as a percentage of management-projected 2024E corporate overhead of $109MM (which 2024E figure excludes ~$3MM non-cash amortization expense) 2. The implied share price would be $11.74 if PrivateCo G&A savings of 50% is assumed PROJECT CREEDENCE FINANCIAL ANALYSIS 17

Morgan Stanley APPENDIX Supplemental Information 18

Morgan Stanley Creedence Shares Outstanding Per Management Fully Diluted Shares Outstanding at $11.25 Offer Price • Represents all shares Creedence Fully Diluted Shares Outstanding outstanding including the Actual as of January 18, 2024 (As Provided by Creedence Management) impact of dilutive securities Description At Offer Price at the $11.25 offer price Common Shares Outstanding (1) 272,803,246 Restricted Share Units (1) 747,731 Outstanding Treasury Shares 273,550,977 Deferred Share Units (1)(2) 2,300,628 Reference: Convertible Preferred Change of Control Convertible Preferred Units (3) 34,744,118 Redemption Price $MMs, unless otherwise noted Stock Options As-Converted at $11.25 Offer Price TSX Stock Options (1)(4) 947,430 Liquidation Preference 295 Exchange Price ($ / Sh) $8.50 NYSE Stock Options (1) 105,210 Number of Shares Issued (MM) 34.7 Offer Price per Share $11.25 Total Dilutive Securities 38,097,386 Total Value 391 Liquidation Preference + Change of Control Redemption Premium + Accrued Fully Diluted Shares Outstanding 311,648,363 Distributions Liquidation Preference 295 Sources: Public Filings, Company Information, Management Estimates, S&P Capital IQ CoC Redemption Prem. (5) 45 Notes: Accrued Distributions (6) 4 1. Common Shares Outstanding, Restricted Share Units, Deferred Share Units, and Stock Option figures revised since the last material presented to Creedence Board on January 12, 2024 as Total Value 345 per updated information provided by Creedence since then 2. Refers to total outstanding deferred share units (vested and unvested). Performance share units (PSUs) are settled in cash with no dilutive issuance of equity and are excluded from FDSO calculation 3. Dilution from convertible preferred units based on $295.3MM liquidation preference and $8.50 conversion price 4. TSX stock options based on spot FX rate of 0.742x as of January 16, 2024 applied on Python’s USD-denominated offer of $11.25 per Creedence share 5. Change of Control Redemption Premium equal to aggregate amount of distributions that would have been paid through the sixth anniversary of the Issue Date (calculation assumes illustrative Change of Control on December 31, 2023) 6. Accrued Distributions equal to the fourth quarter 2023 distribution, which was paid on January 15, 2024 PROJECT CREEDENCE SUPPLEMENTAL INFORMATION 19

Morgan Stanley SFR and Canadian Multifamily Cap Rates Reference Points As Per Third-Party Data / Reports GSA SFR Implied / Applied Cap Rates and 10Y U.S. Treasury Yield Additional SFR Cap Rate References SFR Peers, Last Three Years (1) Current 1Y Avg. 3Y Avg. Current Estimates (2) Spread to 10Y UST—Implied 159bps 173bps 224bps Spread to 10Y UST—Applied 62bps 70bps 185bps SFR Peers—GSA Implied (1) 5.7% SFR Peers—GSA Applied (1) 4.7% • Creedence reported an 6.0% Current (2): (3) average SFR acquisition 5.7% Creedence—Applied in Mgmt. NAV 5.5% 5.0% cap rate of ~6% in Q3 Current (2): Creedence—Consensus Median Applied (4) 5.5% 2023 (5) 4.0% 4.7% (2) Broker 1 6.0% • INVH in July 2023 Current : 3.0% 4.1% Broker 2 5.7% acquired a portfolio of 2.0% Broker 3 5.6% 1,870 SFR homes for $650MM at a reported 1.0% Broker 4 5.5% 5.5% stabilized cap rate 0.0% Broker 5 5.5% (expected to grow to 6%+ Jan-21 May-21 Sep-21 Jan-22 May-22 Sep-22 Jan-23 May-23 Sep-23 Jan-24 Broker 6 5.3% within the next year) (6) SFR Implied Cap Rates SFR Applied Cap Rates 10Y U.S. Treasury Yield Broker 7 5.3% Source: Green Street Advisors, S&P Capital IQ Source: Green Street Advisors, Company Information, Broker Research Canadian Multifamily Cap Rates Toronto Multifamily Applied Cap Rates (7) Midpoint: 3.8% CBRE CBRE 3.4% 4.1% High Rise Class A Multifamily (Q3’23) Midpoint: 4.1% Cushman Cushman & & Wakefield Wak f ld 3.8% 4.5% High Rise Multifamily (Q3’23) Midpoint: 4.1% Colliers Colliers 3.8% 4.5% High Rise Multifamily (Q3’23) 3.5% Newmark Newmark CBD Class A Multifamily (Q2’23) 3.0% 3.3% 3.5% 3.8% 4.0% 4.3% 4.5% 4.8% 5.0% Source: CBRE, Cushman & Wakefield, Colliers, Newmark Notes: brokers may differ from those referenced on page 11 1. SFR Implied Cap Rate is an enterprise value-weighted average of AMH and INVH; SFR Applied Cap Rate is a GAV-weighted 5. Per Creedence Q3 2023 Earnings Presentation average of AMH and INVH; Data since January 16, 2021 6. Cap rate as reported in INVH’s Q3 2023 financial supplement and Q3 2023 earnings transcript 2. Reflects latest data available as of January 16, 2024 7. Shows the lower and upper ends of the range and the midpoint of cap rates for multifamily assets in Toronto as quoted in latest 3. Cap rate applied to stabilized NOI from SFR business in calculation of NAV as per management available third-party reports 4. Consensus median of cap rates applied on SFR assets by research analysts, as per broker research reports; numbering of PROJECT CREEDENCE SUPPLEMENTAL INFORMATION 20

Morgan Stanley Multiples Applied to Real Estate Investment Management Fee Streams Per Green Street Advisors NAV Models Multiples Applied to IM Fee Streams in NAV Calculations (1) (2) 20.0x (3) 17.0x 12.0x 12.0x 12.0x 12.0x Median: 12.0x Mean: 10.0x 10.0x 11.1x 7.0x 6.5x 5.0x (3) Source: Green Street Advisors Notes: 1. Includes companies that have embedded third party funds management businesses (and does not include companies where the preponderance of fee streams are property management and/or facilities management as they are less comparable to Creedence’s asset management businesses) 2. Based on latest Green Street Advisors NAV models 3. For PLD, GSA applies 20x on asset management fee income, 7x on promote fees, and 5x on development management revenue; For purposes of calculating the mean and the median, midpoint of the range (12.5x) is used PROJECT CREEDENCE SUPPLEMENTAL INFORMATION 21

Morgan Stanley Creedence Historical Trading Discount vs. Peers Last Three Years (1) • Creedence has historically Summary of Creedence and Peer Trading Multiples (1) traded at a discount to its Last Three Years publicly-traded SFR peers SFR Peers Discount to Peers A Creedence INVH AMH B Avg. A—B NTM FFOx 18.0x 21.4x 23.5x 22.4x (4.4x) NTM AFFOx 22.9x 25.1x 26.2x 25.6x (2.8x) NTM EBITDAx 21.1x 22.2x 21.7x 21.9x (0.8x) P / (D) to NAV (23%) (6%) (6%) (6%) (17%) Source: S&P Capital IQ Note: 1. Based on market data as of January 16, 2024; uses consensus median estimates as per S&P Capital IQ PROJECT CREEDENCE SUPPLEMENTAL INFORMATION 22

Morgan Stanley Legal Disclaimer We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, you will delete and destroy all copies immediately. We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided or communication made in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom or in any other written or oral communication to the recipients in the course of the recipient’s evaluation of any transaction. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. We have (i) assumed that any forecasted financial information contained herein reflects the best available estimates of future financial performance, and (ii) not made any independent valuation or appraisal of the assets or liabilities of any company involved in any proposed transaction, nor have we been furnished with any such valuations or appraisals, upon which we have relied without independent verification. The purpose of this document is to provide the recipient with an explanation of the basis upon which Morgan Stanley is issuing a financial opinion letter in relation to the proposed transaction. This document should be read in conjunction with and is subject to the terms of such financial opinion. This document supersedes any previous documents or presentations delivered by Morgan Stanley to the recipient in connection with the proposed transaction. This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates. Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley & Co. Limited, Morgan Stanley Bank International (Milan Branch), Morgan Stanley Saudi Arabia, Morgan Stanley South Africa (PTY) Limited, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley India Company Private Limited, Morgan Stanley Asia Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch, Morgan Stanley, SV, SAU and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. © Morgan Stanley and/or certain of its affiliates. All rights reserved. PROJECT CREEDENCE 23